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Exhibit 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 9:00 AM 08/24/1998
981330800 - 2911399


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


MARBO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of MARBO, INC., resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for considering thereof. The resolution setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered FIRST so that, as amended, said Article shall be and read as follows:

         FIRST: The name of the corporation shall be: NOLBO, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Laws of the State of Delaware at which meeting the necessary number of shares as required by statute were 905,000 voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation, MARBO, INC. has caused this certificate to be signed by Marvin Nolley, its President and attested to by Sean Flaherty, its Secretary, this 21st day of August, 1998.

                                     By: /s/ Marvin Nolley
                                        ---------------------------
                                        Marvin Nolley
                                        President

                                 Attest: /s/ Sean Flaherty
                                        ---------------------------
                                        Sean Flaherty
                                        Secretary